UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021 (November 11, 2021)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CION	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Q1 2022 Regular Quarterly Distribution

The board of directors (the “Board”) of CĪON Investment Corporation (“CION”) has delegated to CION’s executive officers the authority to determine the amount, record dates, payment dates and other terms of distributions to shareholders, which will be ratified by the Board on a quarterly basis.

On November 12, 2021, CION’s co-chief executive officers declared a regular quarterly cash distribution of $0.28 per share for the first quarter of 2022 payable on March 30, 2022 to shareholders of record as of March 23, 2022. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Q3 2021 Financial Results

On November 15, 2021, CION issued a press release announcing its financial results for the period ended September 30, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In connection with its conference call to be held on November 15, 2021 to discuss its financial results for the period ended September 30, 2021, CION has provided an accompanying slide presentation in the Investor Resources – Events and Presentations section of its website at www.cionbdc.com. A copy of the presentation is also attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information disclosed under this Item 2.02, including Exhibits 99.1 and 99.2 hereto, is being “furnished” and shall not be deemed “filed” by CION for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2021, Eric A. Pinero, 45, was appointed as Chief Legal Officer of CION, effective immediately.  In addition, Mr. Pinero will serve as Chief Legal Officer of CION Investment Management, LLC (“CIM”), CION’s investment adviser.

Mr. Pinero has served as Senior Director and Counsel of CION Investment Group, LLC (“CIG”) and its affiliated entities since July 2013. During his tenure at CIG, Mr. Pinero has advised on all legal, compliance and regulatory matters, including, among others, matters related to corporate and securities law compliance for CIG as well as CIG’s sponsored alternative investment products, including CION Investment Corporation. Prior to joining CIG in 2013, Mr. Pinero was an attorney with several highly regarded regional law firms representing both issuers and underwriters concentrating on securities law compliance, public and private debt and equity securities offerings, mergers and acquisitions, and a diverse range of corporate and commercial transactions. Mr. Pinero received a B.S. in Political Science and History from Roger Williams University and a J.D. from Brooklyn Law School.

There are no understandings or arrangements between Mr. Pinero and any other person pursuant to which Mr. Pinero was selected as an executive officer of CION. There is no family relationship between Mr. Pinero and any other director or executive officer of CION or any person nominated or chosen by CION to become a director or executive officer.  There are no transactions in which Mr. Pinero has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The information in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 8.01. Other Events.

On November 11, 2021, the Board, including a majority of the Board who are not interested persons, approved the renewal of the administration agreement with CIM for a period of twelve months commencing December 17, 2021.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 15, 2021.

99.2	CĪON Investment Corporation Third Quarter 2021 Earnings Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	November 15, 2021	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated November 15, 2021
99.2	CĪON Investment Corporation Third Quarter 2021 Earnings Presentation.